SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 10, 2011 (February 23, 2011)

DYNEGY INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2011, Dynegy Inc. (“Dynegy”) filed a Current Report on Form 8-K (the “8-K”) that announced that effective March 11, 2011 Holli C. Nichols will resign as Executive Vice President and Chief Financial Officer.  As described in the 8-K, Ms. Nichols will receive a $250,000 lump sum payment for limited consulting services to Dynegy.  On March 8, 2011, Dynegy entered into a consulting agreement and release (the “Consulting Agreement”) with Ms. Nichols that provides for such consulting services from March 12, 2011 through May 12, 2011.  In consideration of the payment under the Consulting Agreement, Ms. Nichols agreed to release claims related to any matter related to her employment with, separation from, and/or affiliation with the Company. In consideration for the consulting services to be provided by Ms. Nichols, Dynegy agreed to release claims arising from Ms. Nichols employment relationship with Dynegy.

The foregoing description of the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Consulting Agreement attached hereto as Exhibit 10.1 which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit No.	Document

*10.1	Consulting Agreement and Release dated March 8, 2011between Dynegy Inc. and Holli C. Nichols.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: March 10, 2011	By:	/s/ Kent R. Stephenson
	Name:	Kent R. Stephenson
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Document

*10.1	Consulting Agreement and Release dated March 8, 2011between Dynegy Inc. and Holli C. Nichols.

* Filed herewith